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                                  EXHIBIT 11.0

                IHOP CORP. AND SUBSIDIARIES STATEMENT REGARDING
                       COMPUTATION OF PER SHARE EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

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
                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
NET INCOME PER COMMON SHARE BASIC
  Weighted average shares outstanding.......................   20,076     19,817
                                                              =======    =======
  Net income available to common shareholders...............  $ 7,229    $ 6,585
                                                              =======    =======
  Net income per share--basic...............................  $  0.36    $  0.33
                                                              =======    =======
NET INCOME PER COMMON SHARE DILUTED
  Weighted average shares outstanding.......................   20,076     19,817
  Net effect of dilutive stock options based on the treasury stock
    method using the average market price...................      179        392
                                                              -------    -------
  Total.....................................................   20,255     20,209
                                                              =======    =======
  Net income available to common shareholders...............  $ 7,229    $ 6,585
                                                              =======    =======
  Net income per share--diluted.............................  $  0.36    $  0.33
                                                              =======    =======
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